Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
February 5, 2021	New York, NY 10019-6142

+1 212 506 5000
orrick.com
DURECT Corporation
10260 Bubb Road
Cupertino, CA 95014

Re:	20,364,582 Shares of Common Stock of DURECT Corporation

Ladies and Gentlemen:

We have acted as counsel for DURECT Corporation, a Delaware corporation (the “Company”), in connection with the offering by the Company of up to 20,364,582 shares of the Company’s common stock, par value $0.0001 (the “Shares”), including up to 2,656,249 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a registration statement on Form S-3 (Registration Statement No. 333-226518) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated October 9, 2018 (the “Base Prospectus”), and the prospectus supplement dated February 3, 2021, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” All of the Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended and restated through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended and restated through the date hereof, (iii) certain resolutions of the Board of Directors of the Company and certain resolutions of the Finance Committee thereof relating to the issuance, sale and registration of the Shares, (iv) the Registration Statement, (v) the Prospectus and (vi) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

DURECT Corporation February 5, 2021 Page 2

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP